Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) relating to Class A ordinary shares, par value US$0.00001 per share, of 58.com Inc., a company incorporated under the laws of the Cayman Islands. This Joint Filing Agreement shall be included as an Exhibit to such joint filing, and may be executed in any number of counterparts all of which together shall constitute one and the same instrument

In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement.

Date: September 25, 2014

OHIO RIVER INVESTMENT LIMITED

By:	/s/ James Mitchell
	Name:	James Mitchell
	Title:	Authorized Signatory

TENCENT HOLDINGS LIMITED

By:	/s/ James Mitchell
	Name:	James Mitchell
	Title:	Chief Strategy Officer

THL E LIMITED

By:	/s/ James Mitchell
	Name:	James Mitchell
	Title:	Authorized Signatory